                 American Century Capital Portfolios, Inc.
                 Exhibit 77P

Fund             Issuer                     Ticker      Principal Amount (US$) Amount Purchased (US$)

MIDVALUE         Goodman Global Inc.        GGL          $ 423,529,398          $ 1,710,774.00
MIDVALUE         Sealy Corporation          ZZ           $ 448,000,000          $ 1,347,520.00
SMCAPVAL         Aircastle LTD              AYR          $ 209,090,700          $ 2,182,677.00

Fund             Issuer                     Ticker           Trade Date       Price                  Underwriter

MIDVALUE         Goodman Global Inc.        GGL               4/5/2006        $18.0000                MERR
MIDVALUE         Sealy Corporation          ZZ                4/6/2006        $16.0000                CITI
SMCAPVAL         Aircastle LTD              AYR               8/7/2006        $23.0000                JPMS

Fund             Issuer                     Ticker      Underwriting Spread         Currency       Underwriting Spread (US$)

MIDVALUE         Goodman Global Inc.        GGL                        5.850%         USD                    $1.053
MIDVALUE         Sealy Corporation          ZZ                         6.500%         USD                    $1.040
SMCAPVAL         Aircastle LTD              AYR                        7.000%         USD                    $1.610